Exhibit 99.3

Triangle Pharmaceuticals, Inc.

Consolidated Financial Statements

December 31, 2002

Report of Independent Accountants

To the Board of Directors and Stockholder

of Triangle Pharmaceuticals, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of stockholders’ equity present fairly, in all material respects, the financial position of Triangle Pharmaceuticals, Inc. and its subsidiaries (the “Company”), a development stage company, at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 and the period from inception (July 12, 1995) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

                As described in Note 15 to the consolidated financial statements, on December 3, 2002, the Company entered into a definitive merger agreement with Gilead Sciences, Inc.  On January 23, 2003, Gilead Sciences, Inc. completed the acquisition of the Company.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 7, 2003

Triangle Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,
Assets	2002	2001

Current assets:
Cash and cash equivalents	$65,469	$64,994
Investments	24,179	21,280
Other receivables	614	1,278
Prepaid expenses	747	641
Total current assets	91,009	88,193
Property, plant and equipment, net	2,792	4,091
Investments	10,554	21,881

Total assets	$104,355	$114,165

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$6,245	$14,529
Debt-current	1,801	1,454
Accrued expenses	14,828	13,923
Deferred revenue	—	4,139
Total current liabilities	22,874	34,045
Deferred revenue	2,000	14,487
Debt-noncurrent	50,008	1,680
Commitments and contingencies (See notes 1, 3, 5, 8, 10, 11 and 14)	—	—
Stockholders’ Equity:
Convertible Preferred Stock, $0.001 par value; 10,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value; 175,000 shares authorized; 76,904 and 76,829 shares issued and outstanding, respectively	77	77
Additional paid-in capital	470,855	470,478
Accumulated deficit during development stage	(441,555)	(406,895)
Accumulated other comprehensive income	96	293
Total stockholders’ equity	29,473	63,953

Total liabilities and stockholders’ equity	$104,355	$114,165

The accompanying notes are an integral part of these consolidated financial statements.

Triangle Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Year Ended December 31,			Period from Inception (July 12, 1995) Through
	2002	2001	2000	December 31, 2002
Revenue:
Collaborative revenue	$16,625	$5,795	$7,294	$29,714

Operating expenses:
License fees	2,550	1,691	4,530	29,113
Development	52,133	71,601	101,364	392,757
Purchased research and development	—	320	5,350	18,178
Selling, general and administrative	8,411	8,456	12,900	65,813
Restructuring	—	2,342	—	2,342
Total operating expenses	63,094	84,410	124,144	508,203
Loss from operations	(46,469)	(78,615)	(116,850)	(478,489)
Gain (loss) on investments, net	14	(924)	(334)	(1,346)
Interest income, net	1,795	3,613	7,659	28,280
Other income	10,000	—	—	10,000

Net loss	$(34,660)	$(75,926)	$(109,525)	$(441,555)

Basic and diluted net loss per common share	$(0.45)	$(1.40)	$(2.87)

Shares used in computing basic and diluted net loss per common share	76,868	54,084	38,118

The accompanying notes are an integral part of these consolidated financial statements.

Triangle Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(In thousands, except per share amounts)

	Year Ended December 31,			Period from Inception (July 12, 1995) Through
	2002	2001	2000	December 31, 2002
Cash flows from operating activities:
Net loss	$(34,660)	$(75,926)	$(109,525)	$(441,555)
Adjustments to reconcile net loss to net cash used by operating activities: Depreciation and amortization	1,473	1,917	1,804	7,800
(Gain) loss from disposal of property, plant and equipment	(16)	223	4	147
(Gain) loss on investments	(14)	924	334	1,347
Purchased research and development	—	320	5,350	18,178
Stock-based compensation	103	183	348	2,172
Change in assets and liabilities:
Receivables	664	216	969	(614)
Prepaid expenses	(106)	(98)	12	(747)
Accounts payable	(8,284)	(1,056)	4,090	6,245
Accrued expenses	905	(3,345)	2,681	14,828
Deferred revenue	(16,626)	(5,794)	(580)	2,000
Net cash used by operating activities	(56,561)	(82,436)	(94,513)	(390,199)
Cash flows from investing activities:
Sale of restricted deposits	—	—	27	—
Purchase of investments	(20,556)	(35,762)	(90,223)	(366,827)
Proceeds from sale and maturity of investments	28,801	40,685	140,574	330,843
Proceeds from sale of property, plant and equipment	84	322	40	758
Purchase of property, plant and equipment	(73)	(460)	(2,240)	(10,798)
Acquisition of Avid Corporation, net of cash acquired	—	—	—	(3,052)
Net cash provided (used) by investing activities	8,256	4,785	48,178	(49,076)
Cash flows from financing activities:
Sale of stock, net of related issuance costs	147	125,106	1,609	452,307
Sale of options under salary investment option grant program	100	68	52	482
Proceeds from stock options/warrants exercised	27	289	378	936
Proceeds from notes payable	50,000	3,419	—	53,793
Principal payments on capital lease obligations and notes payable	(1,494)	(292)	(135)	(2,774)
Net cash provided by financing activities	48,780	128,590	1,904	504,744
Net increase (decrease) in cash and cash equivalents	475	50,939	(44,431)	65,469
Cash and cash equivalents at beginning of year	64,994	14,055	58,486	—
Cash and cash equivalents at end of year	$65,469	$64,994	$14,055	$65,469

Supplemental disclosure of noncash investing and financing activities:

        Cash payments for interest expense were $229, $53 and $5 in 2002, 2001 and 2000, respectively.

        The Company entered into certain capital lease obligations totaling $169 in 2002.

        In November 2000, the Company granted a purchase right to acquire 300 shares of Common Stock at $13.00 per share.

        In March 2000 and September 2001, the Company issued  400 shares and 100 shares, respectively, of Common Stock valued at $5,350 and $320, respectively, in conjunction with the Avid Corporation acquisition (see note 10).

The accompanying notes are an integral part of these consolidated financial statements.

Triangle Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

(In thousands)

	Convertible Preferred Stock			Common Stock		Additional Paid-In	Accumulated	Comprehensive	Accumulated Other Comprehensive	Deferred
	Shares	Amount	Warrants	Shares	Amount	Capital	Deficit	Income (Loss)	Income/(Loss)	Compensation	Total
Initial sale of stock	933	$1	$—	1,175	$1	$710	$—	$	$—	$—	$712
Additional sale of stock	4,249	4	—	1,495	2	3,137	—		—	—	3,143
Stock-based compensation	—	—	—	—	—	12	—		—	(12)	—
Comprehensive loss:
Net loss	—	—	—	—	—	—	(967)	(967)	—	—	(967)
Balance, December 31, 1995	5,182	5	—	2,670	3	3,859	(967)	(967)	—	(12)	2,888
Sale of stock	3,756	4	—	4,943	5	59,506	—		—	—	59,515
Stock-based compensation	—	—	152	700	1	1,127	—		—	(141)	1,139
Stock options exercised	—	—	—	317	—	57	—		—	(26)	31
Conversion of Preferred to Common Stock	(8,938)	(9)	—	8,938	9	—	—		—	—	—
Comprehensive loss:
Net loss	—	—	—	—	—	—	(10,917)	(10,917)	—	—	(10,917)
Balance, December 31, 1996	—	—	152	17,568	18	64,549	(11,884)	(10,917)	—	(179)	52,656
Sale of stock	—	—	—	2,014	2	29,521	—		—	—	29,523
Acquisition of Avid Corp	—	—	—	400	—	8,117	—		—	—	8,117
Sale of stock options	—	—	—	—	—	70	—		—	—	70
Stock-based compensation	—	—	(38)	—	—	—	—		—	48	10
Stock options exercised	—	—	—	13	—	3	—		—	6	9
Comprehensive loss:
Net loss	—	—	—	—	—	—	(37,668)	(37,668)	—	—	(37,668)
Balance, December 31, 1997	—	—	114	19,995	20	102,260	(49,552)	(37,668)	—	(125)	52,717
Sale of stock	170	—	—	8,868	9	116,325	—		—	—	116,334
Sale of stock options	—	—	—	—	—	97	—		—	—	97
Stock-based compensation	——	—	—	—	—	—	—		—	48	48
Stock options exercised	—	—	—	8	—	1	—		—	7	8
Comprehensive loss:
Change in unrealized gains/(losses) on investments	—	—	—	—	—	—	—	18	18	—	18
Net loss	—	—	—	—	—	—	(67,271)	(67,271)	—	—	(67,271)
Balance, December 31, 1998	170	—	114	28,871	29	218,683	(116,823)	(67,253)	18	(70)	101,951
Sale of stock	—	—	—	6,605	7	116,211	—		—	—	116,218
Sale of stock options	—	—	—	—	—	95	—		—	—	95
Stock-based compensation	—	—	—	6	—	101	—		—	58	159
Stock options/warrants exercised	—	—	(114)	296	—	479	—		—	12	377
Conversion of Preferred to Common Stock	(170)	—	—	1,700	2	(2)	—		—	—	—
Purchased in-process research and development costs	—	—	—	100	—	1,247	—		—	—	1,247
Comprehensive loss:
Reclassification adjustment for gains/(losses) in net loss	—	—	—	—	—	—	—	(21)	(21)	—	(21)
Change in unrealized gains/(losses) on investments	—	—	—	—	—	—	—	(132)	(132)	—	(132)
Net loss	—	—	—	—	—	—	(104,621)	(104,621)	—	—	(104,621)
Balance, December 31, 1999	—	$—	$—	37,578	$38	$336,814	$(221,444)	$(104,774)	$(135)	$—	$115,273
(Continued)

	Convertible Preferred Stock			Common Stock		Additional Paid-In	Accumulated	Comprehensive	Accumulated Other Comprehensive	Deferred
	Shares	Amount	Warrants	Shares	Amount	Capital	Deficit	Income (Loss)	Income/(Loss)	Compensation	Total
(Continued)
Sale of stock	—	$—	$—	326	$1	$1,608	$—	$	$—	$—	$1,609
Sale of stock options	—	—	—	—	—	52	—		—	—	52
Stock-based compensation	—	—	—	—	—	348	—		—	—	348
Stock options/warrants exercised	—	—	—	225	—	378	—		—	—	378
Purchased in-process research and development costs	—	—	—	400	—	5,350	—		—	—	5,350
Comprehensive loss:
Reclassification adjustment for gains/(losses) in net loss	—	—	—	—	—	—	—	133	133	—	133
Change in unrealized gains/(losses) on investments	—	—	—	—	—	—	—	163	163	—	163
Net loss	—	—	—	—	—	—	(109,525)	(109,525)	—	—	(109,525)
Balance, December 31, 2000	—	—	—	38,529	39	344,550	(330,969)	(109,229)	161	—	13,781
Sale of stock	200	—	—	36,058	36	125,070	—		—	—	125,106
Sale of stock options	—	—	—	—	—	68	—		—	—	68
Stock-based compensation	—	—	—	—	—	183	—		—	—	183
Stock options/warrants exercised	—	—	—	142	—	289	—		—	—	289
Purchased in-process research and development costs	—	—	—	100	—	320	—		—	—	320
Conversion of Preferred to Common Stock	(200)	—	—	2,000	2	(2)	—		—	—	—
Comprehensive loss:
Reclassification adjustment for gains/(losses) in net loss	—	—	—	—	—	—	—	(57)	(57)	—	(57)
Change in unrealized gains/(losses) on investments	—	——	—	—	—	—	—	189	189	—	189
Net loss	—	—	—	—	—	—	(75,926)	(75,926)	—	—	(75,926)
Balance, December 31, 2001	—	—	—	76,829	77	470,478	(406,895)	(75,794)	293	—	63,953
Sale of stock		—	—	54	—	147	—		—	—	147
Sale of stock options	—	—	—	—	—	100	—	—	—		100
Stock-based compensation	—	—	—	—	—	103	—	—	—		103
Stock options/warrants exercised	—	—	—	21	—	27	—	—	—		27
Comprehensive loss:
Reclassification adjustment for gains/(losses) in net loss	—	—	—	—	—	—	—	(232)	(232)	—	(232)
Change in unrealized gains/(losses) on investments	—	—	—	—	—	—	—	35	35	—	35
Net loss	—	—	—	—	—	—	(34,660)	(34,660)	—	—	(34,660)
Balance, December 31, 2002	—	$—	$—	76,904	$77	$470,855	$(441,555)	$(34,857)	$96	$—	$29,473

The accompanying notes are an integral part of these consolidated financial statements.

Triangle Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(In thousands, except per share amounts)

1.             Organization and Summary of Significant Accounting Policies

Organization and principles of consolidation

Triangle Pharmaceuticals, Inc. and its wholly-owned subsidiaries (the “Company” or “Triangle”), a development stage company, was formed July 12, 1995, as a Delaware corporation.  The Company is engaged in the development of new drug candidates primarily in the antiviral area and has not yet generated revenues from operations.  Triangle has incurred losses and negative cash flows from operations since inception.  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Company considers all short-term deposits with an initial maturity at date of purchase of three months or less to be cash equivalents.  The carrying amount of cash and cash equivalents approximates fair value.

Investments

Investments consist primarily of United States and municipal government agency obligations, corporate bonds, notes and commercial paper, preferred stock and other fixed or variable income investments.  The Company invests in high-credit quality investments in accordance with its investment policy which minimizes the possibility of loss.  Investments with original maturities at date of purchase beyond three months and which mature at or less than twelve months from the balance sheet date are classified as current.  Investments with a maturity beyond twelve months from the balance sheet date are classified as long-term.  Investments are considered to be available-for-sale and are carried at fair value with unrealized gains and losses recognized in comprehensive income/(loss).  Realized gains and losses are determined using the specific identification method and transactions are recorded on a settlement date basis.

                The Company has equity investments in non-public entities for which fair values are not readily determinable.  For those investments in which the Company does not have significant influence and owns less than 20% of the entity, the investments are carried at cost and are subject to a write-down for impairment whenever events or changes in circumstance indicate that the carrying value may not be recoverable.  Investments for which the Company has the ability to exercise significant influence are accounted for using the equity method.

Property, plant and equipment

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives as follows: laboratory equipment - 5 years; office equipment - 4 to 7 years; and leasehold improvements — the shorter of 7 years or lease-term.

Revenue recognition

Revenue for any products that are developed will be recognized when such products are shipped.  Collaborative revenue is related to non-contingent research and development reimbursement received under the Company’s strategic alliance and is being recognized over the anticipated performance of research and development in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”

License fees

License initiation and preservation fees are evaluated as to whether the underlying drug candidate has an alternative use, and if none, are recorded as an expense.  License milestone criteria are continuously evaluated and when criterion achievement is probable, the Company records expense, or will capitalize such amounts if commercial approval by a regulatory agency is obtained for the licensed compound or if the compound has an alternate future use.  License preservation fees are recorded when payment is probable and the Company records expense ratably over the period for which the payment pertains.

Development expense

Development expense includes all direct and indirect development costs related to the development of the Company’s portfolio of drug candidates.  Direct costs include services performed by outside consultants, preclinical and toxicology testing, drug synthesis and manufacturing, patent related activity, salaries for development personnel and costs incurred in conducting clinical trials. These costs have been charged to operating expense as incurred. Costs associated with obtaining and maintaining patents on the Company’s drug candidates are evaluated based on the stage of development and whether the underlying drug candidate has an alternative use.  If a drug candidate has not been approved for commercial sale by a regulatory agency and/or does not have an alternative use, patent related costs have been recorded as an expense.  Once a drug candidate has received commercial approval, patent related costs will be capitalized and amortized over the expected life of the product.

Debt

                The carrying value of the Company’s notes payable approximates their fair value.

Income taxes

Income taxes are computed using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns.  In estimating future tax consequences, the Company generally considers all expected future events other than enactment of changes in tax law or rates.  If it is “more likely than not” that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recorded.

Net loss per common share

Basic net loss per common share is computed using the weighted average number of shares of Common Stock outstanding during the period.  Diluted net loss per common share is computed using the weighted average number of shares of common and dilutive potential common shares outstanding during the period.  Potential common shares consist of stock options, warrants and convertible preferred stock using the treasury stock method and are excluded if their effect is antidilutive.

Comprehensive income (loss)

                The Company calculates and discloses comprehensive income in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income.”  The Company discloses comprehensive income (loss) as a component in its consolidated statements of stockholders’ equity.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Other income

                In January 2002, the Company’s Chief Executive Officer and Chairman of the Board died unexpectedly.  The Company subsequently filed a claim under its key-man insurance policy and received a $10,000 payment.

Stock-based compensation

The Company records stock-based compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).  As provided by SFAS 123, the Company has elected to continue to account for its stock-based compensation programs according to the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, compensation expense has been recognized to the extent of employee or director services rendered based on the intrinsic value of compensatory options or shares granted under the plans.

In March 2000, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation-an Interpretation of APB 25.”  This interpretation clarifies the definition of employee for purposes of applying APB 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.”  This statement amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The Company has adopted this pronouncement and amended its disclosure in accordance with SFAS 123 and SFAS 148.

For purposes of pro forma disclosures, the estimated fair value of equity instruments is amortized to expense over their respective vesting period.  If the Company had elected to recognize compensation expense based on the fair value of stock-based instruments at the grant date, as prescribed by SFAS 123, its pro forma net loss and net loss per common share would have been as follows:

	2002	2001	2000
Net loss - as reported	$(34,660)	$(75,926)	$(109,525)
Less: Total stock-based employee compensation expense determined under the fair value based method for all awards	6,824	5,617	7,713
Net loss - pro forma	$(41,483)	$(81,543)	$(117,238)
Net loss per common share - as reported	$(0.45)	$(1.40)	$(2.87)
Net loss per common share - pro forma	$(0.54)	$(1.51)	$(3.08)

To determine the impact of SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes valuation model with the following assumptions:

	December 31,
	2002	2001	2000
Expected dividend yield	0.00%	0.00%	0.00%
Expected stock price volatility	94.00%	93.00%	92.00%
Risk-free interest rate	3.46%	4.01%	5.17% - 5.22%
Expected life of options	4 years	4 years	4-5 years

Derivative financial instruments

The Company records its derivative financial instruments in accordance with SFAS No. 133, “Accounting For Derivative Instruments And Hedging Activities” as deferred and amended by SFAS 137 and SFAS 138.  SFAS 133, 137 and 138 establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities, and require the Company to recognize all derivatives as either assets or liabilities on the balance sheet and measure them at fair value.  Gains and loses resulting from changes in fair value would be accounted for based on the intended use of the derivative and whether it is designated and qualifies for hedge accounting.

Derivative financial instrument contracts are entered into and utilized by the Company to manage foreign exchange risk by hedging certain transactions, or firm commitments, which are denominated in a foreign currency.  The Company has established a control environment which includes policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.  The Company’s derivative activities are subject to the management direction and control of the Risk Management Committee.

To qualify for hedge accounting, the contracts must meet defined correlation and effectiveness criteria, be designated as hedges and result in cash flows and financial statement effects which substantially offset those of the position being hedged.  The Company formally documents all relationships between hedging instruments and hedge items, as well as its risk-management objective and strategy for undertaking various hedge transactions.  This process includes linking all derivatives that are designated as fair-value hedges to specific assets or liabilities or to specific firm commitments or forecasted transactions.  The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in fair values of hedged items.   The Company records these foreign exchange contracts at fair value in its consolidated balance sheet and the related gains or losses on these contracts as an offset to the hedged item.  At December 31, 2002, Triangle had no foreign currency forward contracts, nor investments in foreign currencies to hedge firm foreign currency commitments.  For the years ended December 31, 2002, 2001 and 2000, the Company realized net gains or (losses) on foreign currency transactions of approximately $(178), $27 and $46, respectively.

Reclassifications

                Certain prior year amounts have been reclassified to conform with the current year presentation, with no effect on previously reported net loss or stockholders’ equity.

Other recent accounting pronouncements

                In July 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.”  SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001.  SFAS No. 142 changes the accounting for goodwill and indefinite lived intangible assets from an amortization method to an impairment-only approach.

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  The objectives of SFAS No. 143 are to establish accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost.  The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This statement supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” and Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.”   The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001.

                In April 2002, the FASB issued SFAS No. 145, “Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections.”  As the title implies, SFAS No. 145 rescinds or amends previously issued authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions.  The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issue Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”  The provisions of SFAS No. 146 are required to be applied for exit or disposal activities initiated after December 31, 2002.

                In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements Nos. 5, 57, and 107 and Rescission of FASB Interpretation No. 34.”  FIN 45 clarifies the requirements of FASB Statement No. 5, “Accounting for Contingencies,” relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees.  FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee.  FIN 45’s provisions for initial recognition and measurement are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002.

The Company adopted SFAS Nos. 142 and 144 as of January 1, 2002, and expects to adopt SFAS Nos. 143, 145 and 146 as of January 1, 2003, as required.  Adoption of SFAS Nos. 142 and 144 did not have a significant impact, and the Company does not expect SFAS Nos. 143, 145 and 146 to have a significant impact, on its consolidated financial position, results of operations and cash flows.

2.             Investments

A summary of the fair market value of investment securities by classification is as follows:

	December 31,
	2002	2001
United States Government obligations	$12,061	$6,222
Corporate bonds, notes and commercial paper	19,314	30,573
Preferred stock	1,000	1,000
Other	2,358	5,366
Total	$34,733	$43,161

The Company owns 554 shares of TherapyEdge, Inc. (a privately-owned company previously known as Intelligent Therapeutic Solutions, Inc., “TherapyEdge”) Common Stock and is accounting for its investment using the cost method.  These common shares reflect approximately 5% of the outstanding common stock at December 31, 2002.  At December 31, 2002 and 2001, the carrying value of this investment was $0 and the Company has no obligation to fund future TherapyEdge operations.

        Maturities of debt securities at fair market value are as follows:

	December 31,
	2002	2001
Mature in one year or less	$24,179	$21,280
Mature after one year through five years	9,554	20,881
Total	$33,733	$42,161

Gross realized and unrealized holding gains and losses for the years ended December 31, 2002, 2001 and 2000 were not significant, with the exception of a $1,000 realized loss on our strategic investment in Dynavax Technologies Corporation (“Dynavax”) in 2001.

3.             Property, Plant and Equipment

                Property, plant and equipment consists of the following:

	December 31,
	2002	2001
Laboratory equipment	$5,496	$5,678
Office equipment	3,584	3,484
Leasehold improvements	489	481
	9,569	9,643
Accumulated depreciation	(6,777)	(5,552)
Property, plant and equipment, net	$2,792	$4,091

The Company leases office and laboratory facilities and office equipment under various operating leases.  Rent expense totaled $2,034, $2,138 and $2,233 for 2002, 2001 and 2000, respectively.

Future minimum lease payments under operating leases at December 31, 2002 are as follows:

Year	Amount
2003	1,473
Thereafter	99
Total	$1,572

                The Company has subleased office and laboratory facilities that it currently leases to non-affiliated third parties and expects its future minimum lease payments to be decreased by $380 in 2003.  These non-affiliated third parties also reimbursed the Company approximately $133 for certain operating expenses in 2002.

4.             Accrued Expenses

                Accrued expenses consist of the following:

	December 31,
	2002	2001
Clinical studies	$7,032	$7,704
Drug substance	3,270	1,120
Professional fees	1,793	2,755
Compensation and benefits	1,066	895
License fees	750	—
Restructuring	287	544
Duties and taxes	138	145
Other	492	760
Total	$14,828	$13,923

In August 2001, Triangle initiated a restructuring of its development activities and overall operations to lower monthly cash usage and to focus financial and human resources on activities that are expected to have the highest probability of near-term regulatory approval and economic return.  The Company recorded a restructuring charge of $2,342 of which approximately $1,650 was for severance and other termination benefits related to an approximate 35% reduction in the Company’s total workforce, including approximately fifty full-time employees.  The remaining $692 represents a write-down of net assets, the loss associated with underutilized lease obligations and legal and other expenses associated with reducing the Company’s workforce.  As of December 31, 2002, the remaining restructuring accrual relates to unpaid severance benefits and a reserve against idle assets.  Restructuring activity in 2002 related mainly to payment of severance benefits.

5.             Debt

                Debt consists of the following:

	December 31,
	2002	2001
Secured note payable, thirty monthly payments with final payment due April 2004; interest payable at 10.2%. Note payable was callable and repaid upon consummation of the Gilead Sciences, Inc. acquisition	$1,680	$2,799
Secured note payable, twenty-four monthly payments with final payment due May 2004, interest payable at 9%	32	—
Secured note payable, five monthly payments with final payment due April 2003, interest payable at 12%	97	—
Unsecured note payable, principal due December 2007, interest payable at 7.5%	50,000	—
Unsecured note payable, nine monthly payments with final payment due August 2002; interest payable at 5.4%	—	335
Current portion	(1,801)	(1,454)
Non-current debt	$50,008	$1,680

In December 2002, in conjunction with the merger agreement executed with Gilead Sciences, Inc. (“Gilead”) (Note 15), the Company entered into a note payable with Gilead and borrowed $50,000.  This note payable bears interest at 7.5% per annum, with interest payable on a quarterly basis.  Principal and any accrued and unpaid interest is due in December 2007.

All secured notes payable are fully collateralized by the Company’s property, plant and equipment.  One note payable contains certain restrictive convenants, including a cash and investment balance minimum and a call feature upon a change of control.  The Company violated the change of control covenant and the lender requested repayment in January 2003.  Accordingly, the entire note payable was classified as a current liability at December 31, 2002 and all principal and accrued interest was repaid in January 2003.  Interest expense associated with debt obligations for 2002, 2001, and 2000 was $480, $79 and $5, respectively.

6.             Stockholders’ Equity

During 1996 and 1995, the Company issued 5,232 shares of convertible Series A Preferred Stock with a par value of $0.001 per share for $3,900, net of offering costs.  During 1996, the Company issued 3,706 shares of convertible Series B Preferred Stock with a par value of $0.001 per share for $18,400, net of offering costs.  No preferred dividends were declared or paid from the date of inception (July 12, 1995) through the date of conversion of all Preferred Stock into Common Stock on a one-for-one basis in connection with the closing of the Company’s initial public offering (the “IPO”).  The Company’s certificate of incorporation authorizes the Board of Directors, without further action by the stockholders, to issue Preferred Stock, in one or more series and to fix the rights, priorities, preferences, qualifications, limitations and restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, terms of sinking funds and liquidation preferences of each series of Preferred Stock issued.

On November 6, 1996, the Company completed its IPO of 4,533 shares of Common Stock at $10.00 per share.  The net proceeds of this offering, after underwriting discounts and costs in connection with the sale and distribution of the securities, were approximately $41,000.

On June 6, 1997, the Company issued 2,000 shares of Common Stock for $30,000, or a price of $15.00 per share.  Net proceeds to the Company from this private offering were approximately $29,400.  Pursuant to the purchase agreement, these shares were registered on January 23, 1998 with the Securities and Exchange Commission.

On April 15, 1998, the Company completed registration of 4,025 shares of Common Stock at $15.00 per share with the Securities and Exchange Commission.  The total proceeds of this public offering, net of offering costs, were approximately $55,800.

On December 24, 1998, the Company issued 170 shares of convertible Series A Preferred Stock with a par value of $0.001 per share for $100.00 per share in a private offering to accredited institutional investors.  The total proceeds of this offering, net of offering costs, were approximately $15,600.  On May 14, 1999, all 170 shares were converted to 1,700 shares of Common Stock upon the approval of the issuance of preferred shares by the stockholders of the Company.

On December 30, 1998, the Company issued 4,800 shares of Common Stock for $10.00 per share in a private offering to accredited investors.  The total proceeds of this offering, net of offering costs, were approximately $44,400.  Pursuant to the terms of this offering, a registration statement covering the resale of these shares was declared effective by the Securities and Exchange Commission on December 31, 1998.

                On August 3, 1999, the Company completed its worldwide strategic alliance with Abbott Laboratories (“Abbott”) resulting in Abbott purchasing 6,571 shares of Common Stock at $18.00 per share.  Net proceeds to the Company were approximately $115,861.

On March 1, 2001, the Company issued 7,700 shares of Common Stock for $6.00 per share in a private offering to a limited number of qualified institutional buyers and large institutional accredited investors.  The total proceeds of this offering, net of offering costs, were approximately $43,475.  Additionally, the Company issued 200 shares of convertible Series B Preferred Stock for $60.00 per share in a private offering to a small number of qualified institutional buyers and large institutional accredited investors on March 9, 2001.  This sale yielded total net proceeds of approximately $10,900.  On May 18, 2001, Triangle’s stockholders’ approved the issuance of the Series B preferred stock, which triggered the conversion of each preferred share into ten shares of our Common Stock.  Pursuant to the terms of this offering, a registration statement covering the resale of these shares was declared effective by the Securities and Exchange Commission on July 11, 2001.

               On August 24, 2001, the Company entered into a purchase agreement with Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”) for the sale of 28,302 shares of Common Stock in a two-stage private placement at a purchase price of $2.65 per share.  On the same day, the first closing of the private placement occurred and the Company issued 9,628 shares of Common Stock for net proceeds totaling approximately $23,975.  On October 10, 2001, the second closing of the remaining 18,674 shares of Common Stock occurred, resulting in net proceeds totaling approximately $46,550.  On the same day, the Company’s certificate of incorporation was amended to modify the number of authorized capital stock to 175,000 shares of Common Stock, $0.001 par value per share, and 10,000 shares of Preferred Stock, $0.001 par value per share.  Pursuant to the purchase agreement, the Company registered the Common Stock sold in both closings, elected two individuals nominated by Warburg Pincus to the Board of Directors, and granted Warburg Pincus rights to participate in certain future sales of Common Stock, as long as Warburg Pincus owns approximately 5,846 shares of Common Stock.

At December 31, 2002 and 2001, the Company had outstanding warrants entitling the holder to acquire 300 shares of Common Stock at $13.00 per share.

7.             Employee Benefit Plans

Employee Stock Purchase Plan

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) became effective November 1, 1996.  The Purchase Plan is designed to allow eligible employees of the Company to purchase shares of Common Stock, at semi-annual intervals, through periodic payroll deductions under the Purchase Plan.  A reserve of 300 shares of Common Stock has been established for this purpose.  The Purchase Plan is implemented in a series of successive offering periods, each with a maximum duration of twenty-four (24) months.  Payroll deductions may not exceed 10% of the participant’s base salary for each semi-annual period of participation nor exceed $25 per annum, and the accumulated payroll deductions will be applied to the purchase of shares on the participant’s behalf on each semi-annual purchase date (the last business day of February and August each year, at a purchase price per share not less than 85% of the lower of (i) the fair market value of the Common Stock on the participant’s entry date into the offering period or (ii) the fair market value of the Common Stock on the semi-annual purchase date).  Should the fair market value of the Common Stock on any semi-annual purchase date be less than the fair market value of the Common Stock on the first day of the offering period, then the current offering period will automatically end and a new twenty-four month offering period will begin, based on the lower fair market value.  The shares vest immediately upon issuance.  In association with the Gilead acquisition (Note 15), this program has been suspended.

During 2002, 2001 and 2000, the Company issued 54, 57 and 45 shares, respectively, under the Purchase Plan.  At December 31, 2002, the Company held payroll deductions of approximately $79 which will be used to purchase shares of Common Stock in January 2003.  The Purchase Plan had an insignificant impact on the Company’s 2002, 2001 and 2000 pro forma fair value disclosure as required under SFAS 123, as amended by SFAS 148.

Salary Investment Option Grant Program

The Company’s Salary Investment Option Grant Program (the “Investment Plan”) allows executive officers and other highly compensated employees of the Company to reduce their base salary for that calendar year by a specified dollar amount not less than $10 nor more than $50.  Participants are issued a non-statutory option to purchase that number of shares of Common Stock determined by dividing the total salary reduction amount by an amount equal to one-third of the fair market value per share of Common Stock on the grant date.  The option will be exercisable at a price per share equal to the difference between the amount paid by the optionee for the option and the fair market value of the option shares on the grant date.  As a result, upon exercise of the options issued under the Investment Plan, the optionee will have paid 100% of the fair market value of the option shares as of the grant date.  The option will vest and become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is in effect and will vest and become fully exercisable on specified changes in the ownership or control of the Company.  Options have a maximum term of ten years from the date of grant.  In association with the Gilead acquisition (Note 15), this program has been suspended.

401(k) Pension Plan

The Company sponsors a qualified defined contribution pension plan which is available to substantially all full-time employees.  This 401(k) plan provides for employer matching contributions based on employee participation.  The total expense under this plan was $160, $261 and $260 for 2002, 2001 and 2000, respectively.

1996 Stock Incentive Plan

The Company’s 1996 Stock Incentive Plan (the “1996 Plan”) serves as the successor equity incentive program to the Company’s 1996 Stock Option/Stock Issuance Plan.  The 1996 Plan became effective on August 30, 1996 and 2,200 options of Common Stock were authorized for issuance.  On May 15, 1998, an additional 1,000 options were authorized for issuance with an automatic increase provision whereby on January 1, 1999, 2000 and 2001 four percent of the total number of shares of Common Stock issued and outstanding, as of December 31 of the preceding year, will be authorized for issuance up to an annual maximum limitation of 1,000.  On May 18, 2001, an amendment to the 1996 Plan was approved, whereby the number of shares of Common Stock reserved for issuance increases automatically by 1,500 shares on January 1, 2002 and on January 1, 2003.  On May 23, 2002, an amendment to the 1996 Plan was approved, whereby the number of shares of Common Stock reserved for issuance was increased by 1,962 shares and an automatic increase provision was approved whereby on January 1, 2003, 2004, 2005 and 2006, four and one-half percent of the total number of shares of Common Stock issued and outstanding, as of December 31 of the preceding year, will be authorized for issuance up to an annual maximum limitation of 5,000.  On September 20, 2002, an amendment to the 1996 Plan was approved whereby an additional 3,000 shares were reserved for issuance and the number of options, stock appreciation rights and stock issuance which may be granted to any one person in the aggregate per calendar year was increased to 1,500.  Options generally vest over a four-year period and have a maximum term of ten years from the date of grant.  In association with the Gilead acquisition (Note 15), this program has been suspended.

The following table summarizes the stock option activity for the Company’s plans:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Fair Value
Options outstanding, December 31, 1999	3,133	$12.460
Granted below fair value	24	8.865	$1.858
Granted at fair value	1,321	7.563	$5.362
Granted above fair value	213	16.712	$0.936
Exercised	(225)	1.683
Forfeited	(621)	14.853
Options outstanding, December 31, 2000	3,845	11.234
Granted at fair value	1,555	3.609	$2.435
Exercised	(141)	2.040
Forfeited	(675)	10.516
Options outstanding, December 31, 2001	4,584	9.037
Granted at fair value	8,288	4.020	$2.773
Exercised	(21)	1.269
Forfeited	(554)	7.007
Options outstanding, December 31, 2002	12,297	$5.760

The following table summarizes information concerning options outstanding at December 31, 2002 and 2001:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In years)
Options outstanding-
Price range:
$0.075 - $2.550	870	$1.932	7.46
$2.650 - $2.920	4,120	2.919	9.59
$3.100 - $5.140	3,038	4.634	9.15
$5.150 - $10.000	2,607	6.315	8.54
$11.125 - $23.625	1,662	15.993	5.77
Options outstanding, December 31, 2002	12,297	$5.760	8.59

Exercisable options outstanding-
Price range:
$0.075 - $2.550	501	$1.537
$2.650 - $2.920	233	2.915
$3.100 - $5.140	884	4.679
$5.150 - $10.000	998	6.647
$11.125 - $23.625	1,577	16.108
Exercisable options outstanding, December 31, 2002	4,193	$8.975
Exercisable options outstanding, December 31, 2001	2,352	$12.123

8.             Licensing Agreements

As of December 31, 2002, the Company has multiple license agreements for its drug candidates.  In the aggregate, these agreements may require future payments of up to $36,250 contingent upon the achievement of development milestones and up to $30,000 upon the achievement of sales milestones.  The Company is also obligated to issue 250 shares of Common Stock if development milestones are achieved regarding compounds for the treatment of hepatitis B obtained in the Avid Corporation (“Avid”) acquisition.  Additionally, the Company will pay royalties based upon 12% to 23.25% of net sales of each licensed product depending on drug candidate and net sales volume.  The Company’s license agreements also require minimum royalty payments commencing three years after regulatory approval of the licensed compound.  Milestone payments are typically contingent on completing phases of clinical trials and receiving registrations for compounds.  Depending on the Company’s success and timing in obtaining regulatory approval, aggregate annual minimum royalties and annual license preservation fees could range from $75 (if only a single drug candidate is approved for one indication) to $42,000 (if all drug candidates are approved for all indications) under the Company’s existing license agreements.

In November 2002, the Company terminated its license agreement with Dynavax; thereby, ending the Company’s collaboration and development of immunostimulatory sequence drug candidates.  In association with the termination of this collaboration, the Company is to receive an additional 364 shares of Dynavax Preferred Stock and the Company does not have any future obligations or rights regarding the development of immunostimulatory polynucleotide sequence drug candidates for the treatment of viral diseases.

9.             Income Taxes

There is no current income tax provision or benefit recorded in any period as the Company has generated net operating losses for income tax purposes.  There is no deferred income tax provision or benefit recorded in any period as the Company is in a net deferred tax asset position for which a full valuation allowance has been recorded due to the uncertainty of its realization.

At December 31, 2002, the Company had net operating loss carryforwards of approximately $410,126 and research credit carryforwards of approximately $14,321, which will expire in years 2006 to 2022.  The Company’s ability to utilize its carryforwards may be subject to an annual limitation in future periods pursuant to the “change in ownership” provisions under Section 382 of the Internal Revenue Code.

In connection with the acquisition of Avid, the Company acquired transferable net operating loss carryforwards, research and development credits and capitalized start-up costs which may be used to offset certain future income.  Net operating loss carryforwards associated with Avid will have an annual limitation on the amount available to reduce certain future taxable income.

                The components of deferred taxes are as follows:

	December 31,
	2002	2001	2000
Loss carryforwards	$161,938	$134,906	$104,918
Research tax credit	14,321	12,916	10,895
License fees	8,591	9,218	7,805
Deferred revenue	790	7,354	9,658
Accrued liabilities and reserves	1,355	4,447	3,181
Start-up costs	—	226	567
Deferred tax assets	186,995	169,067	137,024
Deferred tax assets valuation allowance	(186,995)	(169,067)	(137,024)
Net deferred tax asset	$—	$—	$—

10.          Avid Acquisition

On August 28, 1997, the Company acquired Avid in a merger accounted for as a purchase transaction.  Pursuant to the merger agreement, Triangle issued 400 shares of Common Stock in exchange for all outstanding capital stock of Avid.  In connection with the acquisition, the Company incurred a charge of $11,261 for acquired in-process research and development.  The Company subsequently issued another 600 shares of Common Stock for milestone obligations and related milestone extensions associated with the development of mozenavir dimesylate as additional consideration to the former Avid shareholders.  Issuance of these shares resulted in additional purchased research and development charges recorded in 1999, 2000 and 2001.  These in-process research and development charges were based upon the fair market value of Triangle Common Stock at the date upon which an obligation to the former Avid shareholders existed.  The 2001 issuance of 100 shares satisfies all current and any future obligations in regards to contingent development milestones for mozenavir dimesylate. There, however, remains a contingency for the issuance of 250 shares of Common Stock if development milestones are achieved regarding compounds for the treatment of hepatitis B obtained in the acquisition, although the Company is not currently developing these compounds.  Issuance of any additional contingent shares will be recorded as additional purchase price and will be allocated upon resolution of the underlying contingency.  The operating results of Avid have been included in the Company’s consolidated financial statements from its acquisition.  Avid’s principal asset consisted of worldwide license rights to mozenavir dimesylate.

11.          Strategic Alliance With Abbott Laboratories

In August 1999, the Company completed a worldwide strategic alliance with Abbott for several of its antiviral compounds.  Under the terms of the alliance with Abbott, Triangle and Abbott were to collaborate with respect to the clinical development, registration, distribution and marketing of various proprietary pharmaceutical products for the prevention and treatment of HIV and hepatitis B virus.  The alliance with Abbott provided for non-contingent research and development reimbursement of $31,714, which were received.  In addition, Abbott initially purchased approximately 6,571 shares of Triangle Common Stock at $18.00 per share which resulted in net proceeds to the Company of $115,861, and has subsequently purchased another 1,367 shares which resulted in net proceeds of $8,208.

On July 30, 2002, the Company terminated its alliance with Abbott.  In connection with this termination, the Company: reacquired all rights previously granted to Abbott for Coviracil® for the treatment of HIV and hepatitis B, amdoxovir, and clevudine; will no longer be required to provide Abbott a right of first discussion on all future compounds developed; will have access to two unsecured lines of credit totaling $42,500, subject to reduction if the Company receives certain types of non-dilutive financing or to the extent the Company’s aggregate cash and investment balances exceed $40,000; executed a new manufacturing and supply agreement whereby Abbott will manufacture Coviracil subject to certain terms and conditions; will forego rights to all remaining milestone payments and its right to co-promote Kaletra®, Abbott’s HIV product; and granted a 1% royalty to Abbott on the first $200,000 of cumulative, worldwide Coviracil sales.  In addition, this termination resulted in all but $2,000 of the then remaining deferred revenue being recognized as revenue in the Company’s third quarter 2002 results, resignation of Abbott’s representative on the Board of Directors and termination of Abbott’s right to purchase additional Triangle Common Stock.

12.          Related Party Transactions

The Company has two outside directors on its Board of Directors which are affiliated with companies with which Triangle conducts business operations and whose companies have investments in Triangle Common Stock.  One director is affiliated with Abbott, and resigned in July 2002 in association with Triangle’s termination of the alliance with Abbott, and the other has an ownership interest in various companies that Triangle has utilized, and continues to utilize, in the completion of its clinical studies.  At December 31, 2002, these companies owned approximately 5%, and Abbott owned approximately 10% of Triangle’s outstanding Common Stock.  As of December 31, 2002 and 2001, the Company had accounts payable outstanding to these companies performing clinical services of approximately $569 and $207, respectively, and incurred approximately $903, $1,035 and $6,217 during 2002, 2001 and 2000, respectively, in development expense for services provided.

                The Company utilizes Abbott for assistance primarily in drug development and manufacture.  Prior to the termination of the alliance, the Company shared expenses under a profit and loss calculation for Triangle drug candidates in the alliance.  Accordingly, the Company had accounts payable of $271 and $2,645 at December 31, 2002, and 2001, respectively, and had incurred approximately $5,305, $5,014 and $18,388 during 2002, 2001 and 2000, respectively, for development services performed by Abbott.  Under the profit and loss calculation, the Company had a receivable of $4 and $480 at December 31, 2002 and 2001, respectively, and accordingly 2002, 2001 and 2000 marketing expense was reduced by $50, $421 and $1,416, respectively, thereby reducing selling, general and administrative expenses.  The Company recognized $16,625, $5,795 and $7,294 of collaborative revenue during 2002, 2001 and 2000, respectively, associated with the amortization of research and development expense reimbursement.

                Triangle’s previous Chairman and Chief Executive Officer, Dr. David W. Barry, served on the Board of Directors of Dynavax until his death in January 2002, and another Triangle non-employee director is an executive officer with an investment organization which has a greater than 5% investment in Dynavax.  In association with the strategic license and collaborative agreement with Dynavax before it was terminated in November 2002, the Company utilized Dynavax for assistance in conducting the initial clinical trial associated with the Company’s immunostimulatory pharmaceutical candidates.  Accordingly, the Company had accounts payable of $0 and $313 at December 31, 2002 and 2001, respectively, and had incurred approximately $938, $2,063 and $1,000 in expenses during 2002, 2001 and 2000, respectively, for development services.  In April 2000, the Company purchased $2,000 of Dynavax Preferred Stock, and subsequently, in 2001, recorded a $1,000 loss based upon an impairment of the investment.  In association with the termination of the Dynavax license and collaboration agreement, the Company is to receive an additional 364 shares of Dynavax preferred stock.

13.          Stockholder Rights Plan

On January 29, 1999, the Board of Directors adopted a “Stockholder Rights Plan” in which Preferred Stock Purchase Rights were distributed as a dividend at the rate of one right per share of Common Stock and ten rights per share of Series A Preferred Stock (i.e., the equivalent of one right per share of Common Stock issuable upon the conversion of the Series A Preferred Stock), held as of February 16, 1999.  Each right entitles the holder to acquire one-thousandth of a share of $0.001 par value Series B Junior Participating Preferred Stock, upon a third party acquiring beneficial ownership of 15% or more of the Company’s Common Stock, without the consent of the Board of Directors, at a price of $100.00 per right.  The Company can redeem the rights for $0.001 per right at the discretion of the Board of Directors.  The Stockholder Rights Plan is designed to deter a party from gaining control of the Company without offering a fair price to all stockholders and should encourage a party to negotiate with the Board of Directors prior to attempting to acquire the Company.

14.          Commitments and Contingencies

The Company has been indirectly involved in several opposition and interference proceedings and lawsuits regarding the patent rights related to its licensed drug candidates, Coviracil (emtricitabine) and amdoxovir.  Although the Company was not a named party in any of these proceedings, it is obligated to reimburse its licensors for certain legal expenses associated with these proceedings.

On May 31, 2002, Emory University (“Emory”), GlaxoSmithKline plc (“GlaxoSmithKline”) and Shire Pharmaceuticals Group plc (“Shire”) settled patent disputes involving lamivudine and Coviracil.  Under the terms of the settlement, Emory received an exclusive license from Shire under Shire’s patents relating to Coviracil and methods for its use and manufacture, and Shire and GlaxoSmithKline received exclusive licenses under Emory’s patents relating to lamivudine.  Under the terms of the Company’s license agreement with Emory, Triangle automatically acquired an exclusive sublicense to the Shire patents relating to Coviracil granted under the terms of the settlement, thereby resolving all previously pending patent disputes regarding Coviracil.

                On August 30, 2002, the Company resolved its patent disputes involving amdoxovir with Shire.  Under the terms of the settlement, Emory and the University of Georgia Research Foundation, Inc. (“University of Georgia”) received an exclusive license to Shire’s patent rights covering amdoxovir and methods for its use and manufacture.  Under the terms of this license agreement, Triangle acquired an exclusive sublicense to these rights in exchange for an obligation to pay Shire an incremental royalty on future amdoxovir sales.  Under the settlement agreement, Emory, University of Georgia and Triangle granted Shire an exclusive license under their patent rights to BCH-13520 and methods for its use and manufacture.

The Company enters into contractual arrangements regarding clinical and toxicology studies in the development of its drug candidates.  At December 31, 2002, the Company estimates its commitment to be approximately $11,657 under these agreements; however, this estimate is dependent upon the results of the underlying studies and certain other variable components.  Additionally, the Company has entered into agreements with third parties to provide drug substance to satisfy its drug development requirements and to provide for the potential commercial launch of its drug candidates.  At December 31, 2002, the Company estimates its commitment for drug substance to be approximately $13,677.  Similar to the clinical and toxicology studies commitment, this estimate is subject to a number of variables that may result in the actual obligation differing from management’s estimate.

15.          Gilead Sciences, Inc. Merger

On December 3, 2002, Gilead and the Company entered into a definitive merger agreement in which Gilead would acquire the Company in a two-step cash merger acquisition for $6.00 per share of Common Stock.  On January 23, 2003, Gilead completed the acquisition of the Company and 77,191 shares of the Company’s Common Stock were either tendered or converted into the right to receive $6.00 in cash.  In conjunction with the acquisition, the Company issued a promissory note payable to Gilead in exchange for $50,000.

16.          Summary Quarterly Financial Data (Unaudited)

	2002				2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$1,035	$1,035	$14,555	$—	$1,744	$1,744	$1,271	$1,035
Loss from operations	(12,440)	(15,494)	(1,522)	(17,013)	(23,898)	(22,163)	(18,970)	(13,584)
Net loss	(1,787)	(14,934)	(1,055)	(16,884)	(22,858)	(21,163)	(18,197)	(13,708)
Basic and diluted loss per common share	$(0.02)	$(0.19)	$(0.01)	$(0.22)	$(0.55)	$(0.45)	$(0.35)	$(0.18)